EXHIBIT 99.1

IA GLOBAL RECEIVES $3,750,000 CONVERTIBLE DEBENTURE COMMITMENT, EXPECTS TO INCREASE STOCKHOLDER’S EQUITY ABOVE AMEX $6,000,000 REQUIREMENT

BURLINGAME, CA June 29, 2005/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) announced that it received commitments on June 28, 2005 totaling $3,750,000 for convertible debentures. The company will use the proceeds from this financing to accelerate the formation of IAO Japan (a subsidiary of IAO that will serve as a holding company for new IAO Japanese businesses), to continue its merger and acquisition strategy, and for general corporate purposes. This financing includes a beneficial conversion feature, which is expected to increase the company’s stockholders’ equity by $1,250,000 to above $6,000,000 as of June 30, 2005 and to help us maintain our AMEX listing.

The company has received subscription agreements from thirty four private Japanese investors, with an anticipated July 25, 2005 funding date. The terms of the convertible notes provide for a conversion price of $.30 per share, or 12,500,000 shares, until June 28, 2008, with an automatic conversion on June 28, 2008 at a 25% discount based on the trailing five day price on June 28, 2008. The coupon rate is 7.5% per annum payable in cash at the earlier of the conversion date or June 28, 2008. The company has committed to filing a registration statement covering the shares issuable upon conversion within thirty days of the closing. JPB (Switzerland) A.G.., a party affiliated with our majority shareholder, advised the company on the transaction and will receive a 7% fee at funding.

The company’s CEO, Alan Margerison, said, “We are pleased to receive this additional financing which we expect to use to grow the IA Global business. This financing will significantly strengthen the financial position of the company and increase our stockholder’s equity to approximately $6,700,000 to $7,000,000 as of June 30, 2005, which is above the $6,000,000 required to maintain our AMEX listing. It is a very positive step and we continue to work with AMEX to maintain our listing.”

There is no guarantee that the company will be successful in maintaining its AMEX listing.

About IA Global Inc.

IA Global, Inc. is a public holding company focused on acquiring primarily Japanese companies that operate in the gaming, entertainment and technology areas. We own 60.5% equity interest in Rex Tokyo Co Ltd, which is a supplier and installer of parts to the Pachinko and slot machine gaming industry in Japan. Rex Tokyo supplies such items such as automatic medal dispensing machines, automatic cigarette butt disposal systems, lighting systems and Pachinko balls and other Pachinko accessory products as well as numerous new Pachinko and slot machines. We own 100% of Global Hotline, Inc, which operates call centers and is a reseller of telephone and broadband lines in Japan.

For further information, contact:

Mark Scott

CFO

IA Global Inc.

533 Airport Blvd. Suite 400

Burlingame CA. 94010

Phone:650-685-2402

Fax: 650-685-2404

Email: scott@iaglobalinc.com

WebSite: www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Specifically, the statement in this press release concerning the beneficial conversion feature and stockholder’s equity as of June 30, 2005 are forward-looking statements. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.